Exhibit 4.9B


                                 ACKNOWLEDGMENT

            The undersigned hereby acknowledges that (a) it has received a copy of the foregoing Intercreditor Agreement, dated as of April 16, 2004 (the
"INTERCREDITOR AGREEMENT"; undefined capitalized terms used in this Acknowledgment have the meanings assigned to them in the Intercreditor Agreement), by and among U.S. Bank National Association, as Trustee and Secured Party, and Wells Fargo Foothill, Inc., as Credit Facility Lender (as defined below), and consents thereto, and agrees to recognize all rights granted thereby to the Parties, and will not do any act or perform any obligation that is not in accordance with the agreements set forth in such Intercreditor Agreement; and
(b) it is not an intended beneficiary or third party beneficiary under the Intercreditor Agreement.

                                            Dated June 16, 2004.




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                                            PENINSULA GAMING, LLC, as an Issuer


                                            By:   /s/ M. Brent Stevens
                                               ---------------------------------
                                               Name:  M. Brent Stevens
                                               Title: Chief Executive Officer